Exhibit 99.1

Summit Healthcare REIT, Inc. Announces New Website Launch

LAKE FOREST, Calif., (November 19, 2019) - On Saturday, November 16, 2019 Summit Healthcare REIT, Inc (“Summit”) launched its redesigned website (www.summithealthcarereit.com) complete with new logo and additional modernized elements. The website features an improved functionality and more user friendly experience. “Helping Operators Reach Their Peak”, emphasizes Summit’s goal in working with quality senior housing operators. Our highest priority is our shareholders; however, we believe taking care of our employees is paramount as well as supporting our operators. Summit’s redesigned website provides more information about Summit and shareholders are provided easier access through the Investors tab. Summit welcomes you to visit the new website and hope that you find it a great improvement.

About Summit Healthcare REIT, Inc.

Summit is a publicly registered non-traded REIT that is currently focused on investing in senior housing real estate located throughout the United States. The current portfolio includes interests in 57 Senior Housing facilities in 14 states. Please visit our website at: http://www.summithealthcarereit.com

For more information, please contact Chris Kavanagh at (800) 978-8136.

This material does not constitute an offer to sell or a solicitation of an offer to buy Summit Healthcare REIT, Inc.

This release may contain forward-looking statements relating to the business and financial outlook of Summit Healthcare REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from any forward- looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Company’s annual report on Form 10-K for the year ended December 31, 2018, and the quarterly reports for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.